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                                                                      EXHIBIT 9d

                            FUND ACCOUNTING AGREEMENT

         AGREEMENT made as of the 1st day of August, 1995 between THE HIGHMARK GROUP (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, OH 43229, and BISYS FUND SERVICES OHIO, INC. ("BISYS Fund Services"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 1900 East Dublin-Granville Road, Columbus, OH 43229.

         WHEREAS, the Trust desires that BISYS Fund Services perform certain fund accounting services for each investment portfolio of the Trust identified on Schedule A hereto, as such Schedule shall be amended from time to time (individually referred to herein as the "Fund" and collectively the "Funds"); and

         WHEREAS, BISYS Fund Services is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AS FUND ACCOUNTANT. BISYS Fund Services will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

         a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection
            (b)(1) of the Rule;

         b. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

         c. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

         d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

         In addition to the maintenance of the books and records specified above, BISYS Fund Services shall perform the following accounting services daily for each Fund:

         a.   Calculate the net asset value per Share;

         b.   Calculate the dividend and capital gain distribution, if any;

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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         c.   Calculate the yield;

         d.   Reconcile cash movements with the Fund's custodian;

         e. Affirm to the Fund's custodian all portfolio trades and cash movements;

         f. Verify and reconcile with the Fund's custodian all daily trade activity;

         g.   Provide the following reports:

              (i)     A current security position report;

              (ii) A summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

              (iii) A current cash position report (including cash available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases);

         h. Such other similar services with respect to a Fund as may be reasonably requested by the Trust.

         BISYS Fund Services shall perform the following accounting services for each Fund:

         a. Obtain at least daily for variable net asset value funds and weekly for money market funds actual dealer quotations, prices from a pricing service, or matrix prices on all portfolio securities (including those with less than 60 days to maturity) in order to mark the entire portfolio to the market; and

         b. Prepare an interim balance sheet, statement of income and expense, and statement of changes in net assets for the Fund as of each month-end.

         2. SUBCONTRACTING. BISYS Fund Services may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that BISYS Fund Services shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further that BISYS Fund Services shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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         3. COMPENSATION. The Trust shall pay BISYS Fund Services for the services to be provided by BISYS Fund Services under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto.

         4. REIMBURSEMENT OF EXPENSES. In addition to paying BISYS Fund Services the fees described in Section 3 hereof, the Trust agrees to reimburse BISYS Fund Services for BISYS Fund Services' out-of-pocket expenses in providing the services hereunder, including without limitation the following:

         a. All freight and other delivery and bonding charges incurred by BISYS Fund Services in delivering materials to and from the Trust;

         b. All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS Fund Services in communication with the Trust, the Trust's investment advisor or custodian, dealers or others as required for BISYS Fund Services to perform the services to be provided hereunder;

         c.   Costs of pricing the portfolio securities of each Fund;

         d.   The cost of microfilm or microfiche of records or other materials;
              and

         e. Any expenses BISYS Fund Services shall incur at the written direction of an officer of the Trust thereunto duly authorized.

         5. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to the Fund is executed) (the "Effective Date").

         6. TERM. This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until July 31, 1998, and thereafter shall be renewed automatically for successive one-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination for so long as BISYS Fund Services, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS Fund Services and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS Fund Services shall be entitled to collect from the Trust, in addition to the compensation described under
Section 3 hereof, the amount of all of BISYS Fund Services' cash disbursements for services in

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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connection with BISYS Fund Services' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, BISYS Fund Services will provide the Trust with reasonable access to any Trust documents or records remaining in its possession. This Agreement is terminable at any time with respect to a particular Fund or the Trust as a whole by either party without penalty for any reason only upon 120 days' prior written notice by the party effecting said termination to the other party..

         7. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION. BISYS Fund Services shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS Fund Services in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. A Fund agrees to indemnify and hold harmless BISYS Fund Services, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS Fund Services' actions taken or nonactions with respect to the performance of services under this Agreement with respect to such Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made to BISYS Fund Services by a duly authorized representative of the Trust; provided that this indemnification shall not apply to actions or omissions of BISYS Fund Services in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS Fund Services shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS Fund Services.

         8. RECORD RETENTION AND CONFIDENTIALITY. BISYS Fund Services shall keep and maintain on behalf of the Trust all books and records which the Trust and BISYS Fund Services is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS Fund Services further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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         9. UNCONTROLLABLE EVENTS. BISYS Fund Services assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any loss whatsoever caused by events beyond its reasonable control.

         10. REPORTS. BISYS Fund Services will furnish to the trust and to its properly authorized auditors, investment advisors, examiners, distributors, dealers, underwriters, salesman, insurance companies and others designated by the Trust in writing, such reports and at such times as are prescribed pursuant to the terms and conditions of this Agreement to be provided or completed by BISYS Fund Services, or as subsequently agreed upon by the parties pursuant to an amendment hereto. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein no later than three business days from the receipt thereof. In the event that errors or discrepancies, except such errors and discrepancies as may not reasonably be expected to be discovered by the recipient within three days after conducting a diligent examination, are not so reported within the aforesaid period of time, a report will for all purposes be accepted by and binding upon the trust and any other recipient, and BISYS Fund Services shall have no liability for errors or discrepancies therein and shall have no further responsibility with respect to such report except to perform reasonable corrections of such errors and discrepancies within a reasonable time after requested to do so by the Trust.

         11. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by BISYS Fund Services under this Agreement are the property of BISYS Fund Services. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12. RETURN OF RECORDS. BISYS Fund Services may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS Fund Services' files, records and documents created and maintained by BISYS Fund Services pursuant to this Agreement which are no longer needed by BISYS Fund Services in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS Fund Services for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         13. REPRESENTATIONS OF THE TRUST. The Trust certifies to BISYS Fund Services that: (1) as of the close of business on the Effective Date, each Fund that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy,

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         14. REPRESENTATIONS OF BISYS FUND SERVICES. BISYS Fund Services represents and warrants that: (1) the various procedures and systems which BISYS Fund Services has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records, and other data of the Trust and BISYS Fund Services' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by BISYS Fund Services and, when executed and delivered by BISYS Fund Services, will constitute a legal, valid and binding obligation of BISYS Fund Services, enforceable against BISYS Fund Services in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15. INSURANCE. BISYS Fund Services shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the data of change and the reasons therefor. BISYS Fund Services shall notify the Trust of nay material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS Fund Services under its insurance coverage.

         16. INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS. The Trust has furnished to BISYS Fund Services the following:

         a. Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

         b.   Copies of the following documents:

               (i) The Trust's Code of Regulations and any amendments thereto;

              (ii) Certified copies of resolutions of the Board of Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct BISYS Fund Services thereunder.

         c. A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct BISYS Fund Services in all matters.

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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         d.   Two copies of the following (if such documents are employed by the
              Trust):

              (i) Prospectuses and Statements of Additional Information for each Fund.

         17. INFORMATION FURNISHED BY BISYS FUND SERVICES. BISYS Fund Services has furnished to the Trust the following:

         a.   BISYS Fund Services' Articles of Incorporation.

         b. BISYS Fund Services' Code of Regulations and any amendments thereto.

         c. Certified copies of actions of BISYS Fund Services covering the following matters:

              (i) Approval of this Agreement, and authorization of a specified officer of BISYS Fund Services of BISYS Fund Services to execute and deliver this Agreement;

              (ii) Authorization of BISYS Fund Services to act as fund accountant for the Trust and to provide accounting services for the Trust.

         18. AMENDMENTS TO DOCUMENTS. The Trust shall furnish BISYS Fund Services written copies of any amendments to, or changes in, any of the items referred to in Section 16 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS Fund Services in providing the services agreed to hereunder or which amendment might affect the duties of BISYS Fund Services hereunder unless the Trust first obtains BISYS Fund Services' approval of such amendments or changes.

         19. COMPLIANCE WITH LAW. Except for the obligations of BISYS Fund Services set forth in Section 8 hereof, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS Fund Services shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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         20. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address:

         1900 East Dublin-Granville Road
         Columbus, OH 43229

or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         21. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         22. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party.

         23. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         24. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. The names "The HighMark Group" and "Trustees of The HighMark Group" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 10, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by haw, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon

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THE HIGHMARK GROUP                                     FUND ACCOUNTING AGREEMENT
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any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

[SEAL]                                       THE HIGHMARK GROUP

                                             By:/s/ Cynthia L. Lindsey
                                                ----------------------
                                             Name:  Cynthia L. Lindsey
                                             Title: Vice President

                                             BISYS FUND SERVICES
                                             OHIO, INC.

                                             By:/s/ Stephen G. Mintos
                                                ---------------------
                                             Name:  Stephen G. Mintos
                                             Title: Executive Vice President

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THE HIGHMARK GROUP                                                    SCHEDULE A
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                                  NAME OF FUND

                     The HighMark California Tax-Free Fund
                     The HighMark Diversified Obligations Fund
                     The HighMark Tax-Free Fund
                     The HighMark U.S. Government Obligations Fund The HighMark 100% U.S. Treasury Obligations Fund The HighMark Balanced Fund
                     The HighMark Growth Fund
                     The HighMark Income Equity Fund
                     The HighMark Bond Fund
                     The HighMark Government Bond Fund
                     The HighMark Income and Growth Fund
                     The HighMark Municipal Bond Fund
                     The HighMark California Municipal Bond Fund

                                             THE HIGHMARK GROUP

                                             By: /s/ Cynthia L. Lindsey
                                               ------------------------
                                             Name:   Cynthia L. Lindsey
                                             Title:  Vice President

                                             BISYS FUND SERVICES
                                             OHIO, INC.

                                             By: /s/ Stephen G. Mintos
                                               -----------------------
                                             Name:   Stephen G. Mintos
                                             Title:  Executive Vice President
Dated:  As of August 1, 1995

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THE HIGHMARK GROUP                                                    SCHEDULE B
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                                      FEES

         BISYS Fund Services shall be entitled to receive a fee from each Fund at the annual rate of three one-hundredths of one percent (.03%) of each Fund's average daily net assets plus BISYS Fund Services' reasonable out-of-pocket expenses incurred in the performance of its services as provided in Section 4 of the Fund Accounting Agreement to which this Schedule B is attached, with a minimum annual fee of $30,000 per Fund.

                                             THE HIGHMARK GROUP

                                             By: /s/ Cynthia L. Lindsey
                                                ------------------------------
                                             Name:   Cynthia L. Lindsey
                                             Title:  Vice President

                                             BISYS FUND SERVICES
                                             OHIO, INC.

                                             By: /s/ Stephen G. Mintos
                                                ------------------------------
                                             Name:   Stephen G. Mintos
                                             Title:  Executive Vice President

Dated:  As of August 1, 1995

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